As filed with the Securities and Exchange Commission on May 26, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Windrose Medical Properties Trust
(Exact name of Registrant as specified in Its Charter)

Maryland	35-216691
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180
(Address of Principal Executive Offices) (Zip Code)
Windrose Medical Properties Trust 2002 Stock Incentive Plan, as amended and restated
(Full Title of the Plan)

Frederick L. Farrar
President, Chief Operating Officer and Treasurer
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Name and Address of Agent For Service)
(317) 860-8180
(Telephone Number, Including Area Code, of Agent For Service)
COPIES TO:
David C. Wright, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200 (facsimile)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities To Be Registered	To Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common shares of beneficial interest, $0.01 per share	1,200,000 shares	$13.75	$16,500,000	$1,766

(1)	The Windrose Medical Properties Trust 2002 Stock Incentive Plan, as amended and restated, authorizes the issuance of a maximum of 2,000,000 common shares, of which 800,000 common shares were registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-123754), for which the Registrant previously paid the registration fee in full. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common shares that become issuable by reason of any stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices of the Registrant’s common shares on May 23, 2006, as reported on the New York Stock Exchange.

Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.01 OPINION OF HUNTON & WILLIAMS LLP
EX-23.01 CONSENT OF KPMG LLP

EXPLANATORY NOTE
     Pursuant to General Instruction E to Form S-8, Windrose Medical Properties Trust (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,200,000 common shares of beneficial interest, $0.01 par value per share, of the Registrant to be issued from time to time in accordance with the Windrose Medical Properties Trust 2002 Stock Incentive Plan, as amended and restated, effective as of May 18, 2006. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on April 1, 2005 (Registration No. 333-123754).
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) by Windrose Medical Properties Trust (the “Registrant”) are incorporated herein by reference:
1.	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005;

2.	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

3.	the Registrant’s Current Reports on Form 8-K filed on February 2, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this Registration Statement), February 7, 2006, March 7, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this Registration Statement), March 28, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this Registration Statement), April 3, 2006, April 6, 2006, April 14, 2006 and May 24, 2006; and

4.	the Registrant’s Registration Statement on Form 8-A filed on June 28, 2002 registering the Registrant’s common shares of beneficial interest, $0.01 par value per share, under Section 12(b) of the Exchange Act.
     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.01		Registrant’s Articles of Amendment to the Articles of Amendment and Restatement of the Declaration of Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed on May 24, 2006)

4.02		Registrant’s Articles of Amendment and Restatement to the Declaration of Trust (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-89186) filed on July 23, 2002)

4.03		Registrant’s Articles Supplementary (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-A filed on June 29, 2005)

4.04		Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 24, 2006)

4.05		Registrant’s 2002 Stock Incentive Plan, as amended and restated, effective as of May 18, 2006 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2006)

4.06		Registrant’s Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11/A (Registration No. 333-89186) filed on August 8, 2002)

5.01	*	Opinion of Hunton & Williams LLP as to the legality of the common shares being registered

23.01	*	Consent of KPMG LLP

23.02		Consent of Hunton & Williams LLP (included in Exhibit 5.1)

24.01		Power of Attorney (contained within signature page)

*	Filed herewith and incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on May 26, 2006.

WINDROSE MEDICAL PROPERTIES TRUST

By:	/s/ Paula J. Conroy
Paula J. Conroy
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
     Each of the trustees and/or officers of Windrose Medical Properties Trust whose signature appears below hereby appoints Frederick L. Farrar and Paula J. Conroy, and each of them, as his or her true and lawful attorneys-in-fact and agents to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in his or her behalf in his or her capacity as stated below to enable Windrose Medical Properties Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Fred S. Klipsch Fred S. Klipsch	Chairman of the Board, Chief Executive Officer and Trustee (Principal Executive Officer)	May 26, 2006

/s/ Frederick L. Farrar Frederick L. Farrar	President, Chief Operating Officer and Treasurer	May 26, 2006

/s/ Paula J. Conroy Paula J. Conroy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 26, 2006

/s/ Robert L. Bowen Robert L. Bowen	Trustee	May 26, 2006

/s/ Bruce M. Jacobson Bruce M. Jacobson	Trustee	May 26, 2006

/s/ Bryan A. Mills Bryan A. Mills	Trustee	May 26, 2006

/s/ David L. Maraman David L. Maraman	Trustee	May 26, 2006

/s/ Jean L. Wojtowicz Jean L. Wojtowicz	Trustee	May 26, 2006

/s/ Darell E. Zink, Jr. Darell E. Zink, Jr.	Trustee	May 26, 2006

EXHIBIT INDEX

4.01		Registrant’s Articles of Amendment to the Articles of Amendment and Restatement of the Declaration of Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed on May 24, 2006)

4.02		Registrant’s Articles of Amendment and Restatement to the Declaration of Trust (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-89186) filed on July 23, 2002)

4.03		Registrant’s Articles Supplementary (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-A filed on June 29, 2005)

4.04		Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 24, 2006)

4.05		Registrant’s 2002 Stock Incentive Plan, as amended and restated, effective as of May 18, 2006 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2006)

4.06		Registrant’s Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11/A (Registration No. 333-89186) filed on August 8, 2002)

5.01	*	Opinion of Hunton & Williams LLP as to the legality of the common shares being registered

23.01	*	Consent of KPMG LLP

23.02		Consent of Hunton & Williams LLP (included in Exhibit 5.1)

24.01		Power of Attorney (contained within signature page)

*	Filed herewith and incorporated by reference herein.